Exhibit 10.32

2019 Executive Bonus Plan

In December 2018, our board of directors adopted the 2019 Executive Bonus Plan, which we refer to as the 2019 Bonus Plan. Our named executive officers are participants in the 2019 Bonus Plan. The 2019 Bonus Plan provides for non-equity incentive compensation based upon the combined achievement of billings growth and cash-based EBIT margin in fiscal year 2019, which we refer to as the financial goal.

The threshold level of achievement of the financial goal of billings growth and cash-based EBIT margin is at least 87.27%. If we achieve 87.27% of the financial goal, participants will receive 50% of the target incentive. For achievement of the financial goal between the threshold and target of 100%, the overall incentive payment scales linearly between 50% and 100%. For achievement of the financial goal between the target of 100% and 112.73% of the financial goal, the overall incentive payment scales linearly between 100% and 200%. The maximum level of the incentive payment is 200%, or 112.73% of achievement.

All bonuses under the 2019 Bonus Plan are subject to the participant maintaining minimum performance standards, as determined by us, and remaining employed through the date a bonus is paid out.